Filed Pursuant to Rule 424(b)(5)

Registration No. 333-227353

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 27, 2018)

7,218,750 SHARES OF COMMON STOCK

We are offering an aggregate of 7,218,750 shares of our common stock, par value $0.001 per share, to certain institutional and accredited investors at a purchase price equal to $1.60 per share pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “VVUS.” The last reported sale price of our common stock on March 31, 2020 was $3.60 per share.

You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before you invest.

See “Risk Factors” on page S-9 of this prospectus supplement to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

As of April 1, 2020, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $37,381,370, based on 10,648,947 shares of outstanding Common Stock as of that date, of which 10,383,714 shares were held by non-affiliates, and a per share price of $3.60, which was the last reported sale price of our common stock on Nasdaq on March 31, 2020. During the prior twelve calendar month period that ends on the date of this prospectus supplement, we did not offer securities pursuant to General Instruction I.B.6. of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75 million.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Total
Offering Price	$1.60	11,550,000
Placement Agent Fees(1)	$0.112	808,500
Proceeds, before expenses, to us	$1.488	10,741,500

(1)         In addition, we have agreed to issue common stock purchase warrants to the placement agent, to pay a management fee equal to 1% of the gross proceeds of the offering to the placement agent and to pay certain expenses of the placement agent. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.

Delivery of the shares of our Common Stock being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about April 2, 2020, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is April 1, 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document forms part of a “shelf” registration statement on Form S-3 that we filed with the SEC, and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated September 27, 2018, including the documents incorporated by reference into it, provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined. This prospectus supplement should be read in conjunction with, and is qualified by reference to, the accompanying prospectus, except to the extent that the information presented herein supersedes the information contained in the accompanying prospectus. This prospectus supplement is not complete without, and may only be delivered or used in connection with, the accompanying prospectus, including any amendments or supplements thereto.

This prospectus supplement relates only to an offering of up to $11.55 million of shares of our common stock to investors in this offering. These sales will be made pursuant to the terms of the securities purchase agreement with the investors in this offering, the form of which is incorporated by reference into this prospectus supplement.

This prospectus supplement does not contain all of the information that is important to you. Before buying any of the common stock that we are offering, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein, any free writing prospectus we have authorized for use in connection with this offering and the additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain information you should consider when making your investment decision.

To the extent that any statement that we make in this prospectus supplement and the accompanying prospectus is inconsistent with statements made in the accompanying prospectus or in any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus or in those documents incorporated by reference. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we have authorized for use in connection with this offering. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, accompanying prospectus or any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States, or the U.S., who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for the person to make the offer or solicitation.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on that information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, or SEC, on March 3, 2020, which are incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See also “Special Note Regarding Forward-Looking Statements.”

To the extent this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein, contain summaries of the documents referred to, you are directed to the actual documents for complete information. All of the summaries contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are qualified in their entirety by the full text of the corresponding documents. Copies of the material agreements referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part. You may review or obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus contain references to a number of our trademarks that are registered or are subject to pending applications or to which we have common law rights. These include, but are not limited to, the following: VIVUS, Qsymia, Qsiva, PANCREASE, PANCREAZE, STENDRA and SPEDRA. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement, the accompanying prospectus or any related free writing prospectus belongs to its holder.

References in this prospectus supplement and the accompanying prospectus to “VIVUS,” the “Company,” “we,” “us” and “our” refer to VIVUS, Inc., a Delaware corporation and its wholly-owned subsidiaries, unless the context otherwise requires. Our principal executive offices are located at 900 E. Hamilton Avenue, Suite 550, Campbell, California, 95008 and our telephone number is (650) 934-5200. General information about us can be found on our website at www.vivus.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus, and should not be considered a part of any other document filed with the Securities and Exchange Commission, or SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about VIVUS, Inc. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are not statements of historical fact. Forward looking statements can generally be identified in this prospectus supplement by the use of forward-looking words such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends” or “anticipates” or the negative of these words or comparable expressions. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of VIVUS, Inc. We caution our stockholders and other readers not to place undue reliance on these statements. The risks and uncertainties that may affect the operations, performance, development, and results of our business include but are not limited to:

Risks and uncertainties related to our business:

•                  our ability to address our liquidity and capital resource needs, including our outstanding balance of $181.4 million of 4.5% Convertible Senior Notes due in May 2020 (the “Convertible Notes”);

•                  the timing, strategy, structure and success of our capital raising efforts;

•                  the effect of the novel coronavirus (COVID-19) outbreak on our business and the businesses of our partners;

•                  our history of losses and variable quarterly results;

•                  our ability to continue as a going concern;

•                  the volatility and liquidity of the financial markets;

•                  our expected future revenues, operations and expenditures;

•                  our ability to effectively manage expenses;

•                  risks related to our ability to protect our intellectual property and litigation in which we are involved or may become involved;

•                  uncertainties of government or third-party payor reimbursement;

•                  our reliance on sole-source suppliers, third parties and our collaborative partners;

•                  our ability to successfully develop or acquire a proprietary formulation of tacrolimus;

•                  risks related to the failure to obtain or retain federal or state-controlled substances registrations and noncompliance with Drug Enforcement Administration (“DEA”) or state-controlled substances regulations;

•                  risks related to the failure to obtain FDA or foreign authority clearances or approvals and noncompliance with FDA or foreign authority regulations;

•                  our ability to demonstrate through clinical testing the quality, safety, and efficacy of our current and future investigational drug candidates or approved products;

•                  the timing of initiation and completion of clinical trials and submissions to U.S. and foreign authorities;

•                  compliance with post-marketing regulatory standards, post-marketing obligations or pharmacovigilance rules is not maintained;

•                  our ability to execute on our business strategy to enhance long-term stockholder value;

•                  our ability to identify and acquire cash flow generating assets and opportunities;

•                  our ability to successfully navigate recent changes to our Board of Directors and the senior management team;

•                  other factors that are described from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”) including those set forth in our Annual Report on Form 10-K as “Item 1A. Risk Factors;”

Risks and uncertainties related to Qsymia® (phentermine and topiramate extended release):

•                  our, or our current or potential partners’, ability to successfully commercialize Qsymia including risks and uncertainties related to expansion to direct to patient distribution, the broadening of payor reimbursement, the expansion of Qsymia’s primary care presence, and the outcomes of our discussions with pharmaceutical companies and our strategic and franchise-specific pathways for Qsymia;

•                  our ability to sell through the Qsymia retail pharmacy network and the Qsymia Advantage program;

•                  the impact of promotional programs for Qsymia on our net product revenue and operating results in future periods;

•                  our ability to ensure that the entire supply chain for Qsymia timely, efficiently and consistently delivers Qsymia to our customers and partners;

•                  our ability to accurately forecast Qsymia demand;

•                  our ability to maintain the relationship with the sole manufacture for Qsymia;

•                  our, or our current or potential partners’, ability to successfully seek and gain approval for Qsymia in territories outside the U.S.;

•                  our dialogue with certain Concerned Member States (as defined below) in Europe relating to the pending decentralized Marketing Authorization Application, the timing and scope of the assessment by such Concerned Member State health authorities of our Marketing Authorization Application, and ultimately the decision of such Concerned Member State health authorities on whether to grant Marketing Authorization for Qsymia in such EU countries;

•                  the timing of and costs associated with the initiation and completion of the post-approval clinical studies required as part of the approval of Qsymia by the U.S. Food and Drug Administration (“FDA”);

•                  the response from FDA to any data and/or information relating to post-approval clinical studies required for Qsymia;

•                  our ability to work with FDA to significantly reduce or remove the requirements of the clinical post-approval cardiovascular outcomes trial (“CVOT”);

•                  the impact of the indicated uses and contraindications contained in the Qsymia label and the Risk Evaluation and Mitigation Strategy (“REMS”) requirements;

•                  the impact of any possible future requirement to provide additional clinical data or further analysis of previously submitted clinical trial data;

Risks and uncertainties related to PANCREAZE (pancrelipase):

•                  risks and uncertainties related to the timing, strategy, tactics and success of the marketing and sales of PANCREAZE;

•                  our ability to successfully maintain and increase market share against current competing products and potential competitors that may develop alternative formulations of the drug;

•                  our ability to accurately forecast PANCREAZE demand;

•                  our ability to maintain the relationship with the sole manufacturer for PANCREAZE;

•                  our ability to maintain a satisfactory level of PANCREAZE inventory;

•                  the ability of our partners to maintain regulatory approvals to manufacture and adequately supply our products to meet demand;

Risks and uncertainties related to STENDRA® (avanafil) or SPEDRA™ (avanafil):

•                  our ability to manage the supply chain for STENDRA/SPEDRA for our current or potential commercial collaborators;

•                  risks and uncertainties related to the timing, strategy, tactics and success of the launches and commercialization of STENDRA/SPEDRA by our current or potential collaborators;

•                  our ability to successfully complete, on acceptable terms and on a timely basis, avanafil partnering discussions for territories under our license with Mitsubishi Tanabe Pharma Corporation in which we do not have a commercial collaboration partner;

•                  Sanofi Chimie’s ability to manufacture the avanafil active pharmaceutical ingredient and Sanofi Winthrop Industrie’s ability to manufacture avanafil tablets; and

•                  the ability of our partners to maintain regulatory approvals to manufacture and adequately supply our products to meet demand.

You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. These risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I - Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 3, 2020, and elsewhere in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete, does not contain all of the information that you should consider before deciding whether to invest in our common stock, and is qualified in its entirety by, the more detailed information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-9 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

We are a specialty pharmaceutical company with three approved therapies and one product candidate in clinical development. Qsymia® (phentermine and topiramate extended release) is approved by FDA for chronic weight management. We commercialize Qsymia in the U.S. through a specialty sales force supported by an internal commercial team and license the commercial rights to Qsymia in South Korea. In June 2018, we acquired the U.S. and Canadian commercial rights for PANCREAZE®/PANCREASE® MT (pancrelipase), which is indicated for the treatment of exocrine pancreatic insufficiency due to cystic fibrosis or other conditions. We commercialize PANCREAZE in the U.S. through a specialty sales force supported by an internal commercial team. STENDRA® (avanafil) is approved by U.S. Food and Drug Administration for erectile dysfunction, or ED, and by the European Commission under the trade name SPEDRA, for the treatment of ED in the European Union. We license the commercial rights to STENDRA/SPEDRA in the U.S., European Union and other countries.VI-0106 (tacrolimus) is in clinical development and is being studied in patients with pulmonary arterial hypertension.

In June 2018, we issued $110.0 million of 10.375% 2024 Notes, or the 2024 Notes, with affiliates of Athyrium Capital Management. Concurrent with the issuance of the 2024 Notes, we issued warrants to purchase 0.3 million shares of our common stock to the note holders. Additionally, concurrent with the issuance of the 2024 Notes, we repurchased Convertible Notes held by Athyrium Capital Management, with a face value of $60.0 million, at a discount to par plus accrued interest. In October 2018, we settled a purchase of approximately $8.6 million outstanding principal amount of our Convertible Notes for approximately $7.1 million plus accrued interest. In September 2019, we repurchased $48.6 million aggregate principal amount of our 2024 Notes plus prepayment premiums of an aggregate of $6.4 million.

As of December 31, 2019, we had a total of $241.7 million of outstanding debt, $181.4 million of which is due in May 2020. We do not currently have sufficient cash and/or credit facilities in place to pay the debt due May 2020 and thus are actively pursuing funding, which may come through public or private debt or equity financings, collaborations or other available financing sources. It is substantially uncertain whether any such funding will be available on acceptable terms, if at all.  If additional funds are raised by issuing equity securities, substantial dilution to existing stockholders may result.  As a result of this uncertainly, we believe that a strategic transaction that restructures or refinances our debt may be necessary in order for us to service our existing indebtedness. We may need to seek relief under the U.S. Bankruptcy Code or otherwise complete a restructuring transaction to address our liquidity needs. If we seek bankruptcy relief, we expect that our common stockholders would likely receive little or no consideration for their interests.  In addition, unsecured creditors would likely realize recoveries significantly less than the principal amount of their claims and, possibly, no recovery at all.

Alternatively, we will not be able to continue our operations at our current level and may be required to relinquish rights to certain of our technologies, product candidates or products that we would otherwise seek to develop on our own. We might also be required to delay, reduce the scope of or eliminate one or more of our commercialization or development programs or obtain funds through collaborations with others that are on unfavorable terms or restructure VIVUS in other ways that may not be favorable.

Our independent registered public accounting firm’s audit report on our consolidated financial statements includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. If we cannot continue as a viable entity, our security holders may lose some or all of their investment in our Company. Even if adequate funds become available, we may need to raise additional funds in the near future to finance operations and pursue development and commercial opportunities.

Corporate Information

Our principal executive offices are located at 900 E. Hamilton Avenue, Suite 550, Campbell, California 95008, and our telephone number is (650) 934-5200. Our website is located at www.vivus.com. The information on our website is for informational purposes only and should not be relied upon in connection with making any decision with respect to an investment in our securities. We have included our website address in this prospectus solely as an inactive textual reference. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus supplement, the accompanying prospectus, or any document filed with the SEC. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at www.sec.gov.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, and Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of some of the scaled disclosure provisions available to smaller reporting companies in, among other public filings, the periodic and current reports we file with the SEC under the Exchange Act. This means that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on, exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common Stock Offered	7,218,750 shares

Use of Proceeds

We expect to receive net proceeds of approximately $10.5 million from this offering, after deducting the offering expenses payable by us, including the placement agent fees and reimbursement of placement agent expenses.  We intend to use the net proceeds from this offering for working capital, general corporate purposes, research and development and satisfaction of corporate debts.  See “Use of Proceeds.”

Common Stock Outstanding after this Offering	17,867,697

Nasdaq Symbol	Our Common Stock is listed on Nasdaq under the symbol “VVUS”.

Risk Factors

Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-9 of this prospectus supplement to read about factors you should consider carefully before buying shares of our Common Stock.

The number of shares of common stock that will be outstanding after this offering is based on 10,648,947 shares of Common Stock outstanding as of December 31, 2019, and also excludes:

•                  2,747,243 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2019, at a weighted average exercise price of $18.93 per share;

•                  88 shares of common stock subject to restricted stock unit awards outstanding as of December 31, 2019;

•                  837,000 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2019, at a weighted average exercise price of $3.92 per share; and

•                  1,395,402 shares of our common stock available for future issuance as of December 31, 2019 under our equity incentive plans.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•                  no exercise of the outstanding options or warrants described above; and

•                  no vesting of the restricted stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference in this prospectus supplement, together with all of the other information contained in, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before purchasing any of our securities. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

RISKS RELATED TO THE COMPANY

We have engaged financial and legal advisors to assist us in evaluating potential strategic alternatives related to our capital structure. If we are unable to restructure our debt in private transactions, we may be forced to seek protection under the United States Bankruptcy Code, or an involuntary petition for bankruptcy may be filed against us. If we seek bankruptcy relief, we expect that our common stockholders would likely receive little or no consideration for their shares. In addition, unsecured creditors would likely realize recoveries significantly less than the principal amount of their claims and, possibly, no recovery at all.

We have engaged financial and legal advisors to assist us in evaluating potential strategic alternatives related to our capital structure. If we are unable to restructure our debt in private transactions, we may be forced to seek protection from our creditors under the United States Bankruptcy Code, or an involuntary petition for bankruptcy may be filed against us. If we seek bankruptcy relief, we expect that our common stockholders would likely receive little or no consideration for their interests.  In addition, unsecured creditors would likely realize recoveries significantly less than the principal amount of their claims and, possibly, no recovery at all.

We believe that a strategic transaction that restructures or refinances our debt may be critical to our continuing viability. We may need to seek relief under the U.S. Bankruptcy Code to complete such a strategic transaction and address our liquidity needs. A chapter 11 case would have a significant impact on our business. It is impossible for us to predict with certainty the amount of time needed in order to complete an in-court restructuring. If we seek to implement a plan of reorganization under the U.S. Bankruptcy Code, we will need to negotiate agreements with our constituent parties regarding the terms of such plan and such negotiations could take a significant amount of time. A lengthy chapter 11 case would involve significant additional professional fees and expenses and divert the attention of management from operation of the business, as well as create concerns for customers, employees and vendors. There is a risk, due to uncertainty about the future, that (i) employees could be distracted from performance of their duties or  attracted to other career opportunities; (ii) our ability to enter into new contracts or to renew existing contracts and compete for new business may be adversely affected; and (iii) we may not be able to obtain the necessary financing to sustain us during the chapter 11 case.

In addition, to successfully complete a restructuring under the U.S. Bankruptcy Code, we could require debtor-in-possession financing, the most likely source of which may be our existing lenders. If we were unable to obtain financing in a bankruptcy case or any such financing was insufficient to fund operations pending the completion of a restructuring, there would be substantial doubt that we could complete a restructuring.

Furthermore, assuming we are able to develop a plan of reorganization, we may not receive the requisite acceptances to confirm such a plan and, even if the requisite acceptances of the plan are received, the Bankruptcy Court may not confirm the plan. If we are unable to develop a plan of reorganization that can be accepted and confirmed, or if the Bankruptcy Court otherwise finds that it would be in the best interest of creditors, or if we are unable to obtain appropriate financing, our chapter 11 case may be converted to a case under chapter 7 of the U. S. Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate our assets for distribution in accordance with the priorities established by the U.S. Bankruptcy Code.

As a result of the foregoing, if we seek bankruptcy relief, we expect that holders of our common stock would likely receive little or no consideration for their securities. In addition, unsecured creditors would likely realize recoveries significantly less than the principal amount of their claims and, possibly, no recovery at all. In particular, we believe that liquidation under chapter 7 of the U.S. Bankruptcy Code would likely result in no distributions being made to our shareholders and, possibly, unsecured creditors.

Our business may be materially adversely affected by the recent coronavirus pandemic.

In late 2019 and early 2020, a novel strain of coronavirus (COVID-19) was reported to have emerged in China. This coronavirus has since spread to other parts of the world, including the United States and Europe, and efforts to contain the spread of the coronavirus have intensified. The World Health Organization declared the outbreak to constitute a “pandemic” on March 11, 2020.  If this outbreak continues to spread, we may need to limit operations or implement limitations. We may experience, and have already experienced, limitations in employee resources. There are risks that other countries or regions may be less effective at containing the coronavirus pandemic, or that it may be more difficult to contain if the outbreak reaches a larger population or broader geography, in which case the risks described herein could be elevated significantly. The extent to which the coronavirus pandemic materially impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Further, should the coronavirus continue to spread, our business operations could be materially delayed or interrupted. For instance, our clinical trials may suffer from lower than anticipated patient recruitment or enrollment and we may be forced to temporarily delay ongoing trials. If the spread of the coronavirus continues and our operations are impacted, we risk a delay, default and/or nonperformance under our existing agreements arising from force majeure. In addition, the coronavirus pandemic has given rise, and may continue to give rise, to significant volatility in the global capital markets and financial system, making it more difficult and costly for companies, including us, to obtain capital.

RISKS RELATING TO OUR COMMON STOCK AND THIS OFFERING

You will experience immediate and substantial dilution if you purchase shares in this offering.

The offering price per share in this offering will exceed the net tangible book value per share of our common stock outstanding prior to this offering. You will experience immediate dilution of $11.58 per share, representing the difference between the offering price and our as adjusted net tangible book value per share as of December 31, 2019 after giving effect to this offering. The exercise of outstanding stock options and warrants and vesting of restricted stock unit may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

If we sell shares of common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

We may from time to time issue additional shares of common stock at a discount from the current market price of our common Stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financings or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. If we issue common stock or securities convertible or exercisable into common stock, our common stockholders would experience additional dilution and, as a result, our stock price may decline. The exercise of outstanding stock options and warrants and vesting of restricted stock unit may result in further dilution of your investment.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds, if any, of this offering for working capital, general corporate purposes, research and development and satisfaction of corporate debts, as further described in the section of this prospectus supplement entitled “Use of Proceeds.” We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

Because we may never pay dividends on our common stock, you will benefit from an investment in our common stock only if our common stock appreciates in value.

We have not paid any dividends since our inception, and we do not intend to declare or pay any dividends on our common stock in the foreseeable future. In addition, certain of our financing arrangements place restrictions on, and any future financing arrangements may further limit or prohibit, our ability to pay, dividends. Any return to stockholders will therefore be limited to the appreciation in value of any shares of our common stock they may own.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $10.5 million, after deducting placement agent fees and estimated offering expenses by us. We currently intend to use the net proceeds from this offering for working capital, general corporate purposes, research and development and satisfaction of corporate debts. As of April 1, 2020, we have outstanding (1) $181.4 million aggregate face amount of our 4.5% Convertible Senior Notes, which bear interest at a rate of 4.5% and mature on May 1, 2020, and (2) $61.4 aggregate face amount of our 2024 Notes, which bear interest at a rate of 10.375% and mature on June 30, 2024.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

Common stock holders are entitled to receive dividends declared by the board of directors out of funds legally available for the payment of dividends, subject to the rights, if any, of preferred stock holders and applicable contractual restrictions. We have not paid any dividends since our inception, and we do not intend to declare or pay any dividends on our common stock in the foreseeable future. Declaration or payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including, but not limited to, our financial condition, operating results and current and anticipated cash needs.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of December 31, 2019.

Our net tangible book value at December 31, 2019 was $(188,742,959), or $(17.72) per share. After giving effect to the sale of our common stock in this offering in the aggregate amount of $11.55 million at an assumed offering price of $1.60 per share, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2019 would have been approximately $(178,275,859), or $(9.98) per share of common stock. This represents an immediate increase in the net tangible book value of $7.74 per share to our existing stockholders and an immediate dilution in net tangible book value of $11.58 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$1.60
Net tangible book value per share as of December 31, 2019	$(17.72)
Increase in net tangible book value per share attributable to this offering	$7.74
As adjusted net tangible book value per share as of December 31, 2019, after giving effect to this offering		$(9.98)

Dilution per share to new investors purchasing shares in this offering		$11.58

The above discussion and table are based on 10,648,947 shares of our common stock issued and outstanding as of December 31, 2019 and excludes the following:

•                  2,747,243 shares of our common stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of December 31, 2019, at a weighted-average exercise price of $18.93 per share;

•                  88 shares of our common stock subject to restricted stock unit awards outstanding as of December 31, 2019;

•                  1,395,402 shares of our common stock reserved for issuance under our equity incentive plans as of December 31, 2019 (excluding shares of our common stock issuable upon the exercise of outstanding stock options and shares of our common stock subject to restricted stock awards shown above); and

•                  837,000 shares of our common stock issuable upon exercise of outstanding warrants as of December 31, 2019 at a weighted-average exercise price of $3.92 per share.

To the extent that options or warrants outstanding as of December 31, 2019 have been or are exercised, restricted stock units vest or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock offered by this prospectus supplement and the accompanying base prospectus. The placement agent is not purchasing or selling any such shares, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such shares, other than to use its “reasonable best efforts” to arrange for the sale of such shares by us. Therefore, we may not sell all of the shares of our common stock being offered. The terms of this offering were subject to market conditions and negotiations among us, the placement agent and the prospective investors. The placement agent will have no authority to bind us by virtue of the engagement letter. We have entered into a securities purchase agreement directly with certain institutional and accredited investors who have agreed to purchase shares of our common stock in this offering. We will only sell shares in this offering to investors who have entered into the securities purchase agreement.

Delivery of the shares of common stock offered hereby is expected to take place on or about April 2, 2020, subject to satisfaction of customary closing conditions.

We have agreed to indemnify the placement agent against specified liabilities relating to or arising out of the placement agent’s activities as placement agent.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds from the offering. The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of the shares of our Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

	Per Share	Total
Offering price	$1.60	$11,550,000
Placement agent fees(1)	$0.112	$808,500
Proceeds, before expenses, to us	$1.488	$10,741,500

(1) We have also agreed to pay the placement agent a management fee equal 1.0% of the aggregate gross proceeds from this offering, $30,000 for non-accountable expenses, up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses, and up to $12,900 for clearing expenses. We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $160,000, which includes certain legal fees and expenses that we have agreed to reimburse the exclusive placement agent in connection with this offering.

In addition, we have agreed to issue to the placement agent warrants to purchase up to 6.0% of the aggregate number of shares of Common Stock sold in this offering, or 433,125 shares. The placement agent warrants will be exercisable immediately and for five years from the date of this prospectus supplement, with an exercise price equal to $2.00. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Subject to certain exceptions, we have granted the placement agent a twelve-month right of first refusal to act as the sole underwriter or placement agent for any further capital raising transactions undertaken by us.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under its engagement letter, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our shares of common stock offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

From time to time, the placement agent or its affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Our Common Stock is listed on Nasdaq under the symbol “VVUS.”

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered by this prospectus supplement will be passed upon for us by Hogan Lovells US LLP, San Francisco, California. Certain legal matters will be passed upon for the placement agent by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements of VIVUS, Inc. as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of OUM & Co. LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including VIVUS, Inc. The SEC’s Internet site can be found at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed by us separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information about us that you should read. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus.

The following documents and information are incorporated by reference into this prospectus supplement:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 3, 2020;

•                  our Current Reports on Form 8-K filed with the SEC on January 7, 2020, January 31, 2020, February 5, 2020, February 19, 2020, February 21, 2020, March 2, 2020; March 6, 2020; March 31, 2020; and April 1, 2020;  and

•                  description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 24, 1994, including any amendments or reports filed for the purpose of updating such description, including the description set forth in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished with that form that are related to Item 2.02 or Item 7.01, unless the relevant report expressly provides to the contrary) we make with the SEC subsequent to this prospectus supplement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made pursuant to this prospectus supplement, which will become a part of this prospectus supplement from the respective dates that those documents are filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes that earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus supplement (including exhibits to these documents) by requesting them in writing or by telephone at the following address and telephone number:

VIVUS, Inc.
900 E. Hamilton Avenue, Suite 500
Campbell, California 95008
Attn: Corporate Secretary
Phone: (650) 934-5200

Prospectus

VIVUS, Inc.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $200,000,000 in the aggregate of any combination of the securities identified above from time to time in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “VVUS.” On September 13, 2018, the last reported sale price of our common stock was $6.21 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 27, 2018

i

About This Prospectus

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus, in one or more offerings, up to a total aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities we may offer.

To the extent we file any prospectus supplements, such prospectus supplements may add, update or change information contained in this prospectus to the extent permitted by the Securities Act of 1933, as amended (the “Securities Act”).

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains references to a number of our trademarks that are registered or are subject to pending applications or to which we have common law rights. These include, but are not limited to, the following: VIVUS, Qsymia, Qsiva, PANCREASE, PANCREAZE, STENDRA and SPEDRA. Each trademark, trade name or service mark of any other company appearing in this prospectus, the applicable prospectus supplement or any related free writing prospectus belongs to its holder.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus that we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

References in this prospectus to “VIVUS,” the “Company,” “we,” “us” and “our” refer to VIVUS, Inc., a Delaware corporation and its wholly-owned subsidiaries, unless the context otherwise requires. Our principal executive offices are located at 900 E. Hamilton Avenue, Suite 550, Campbell, California, 95008 and our telephone number is (650) 934-5200. Our web site address is www.vivus.com. The information contained in, or that can be accessed through, our web site is not part of, and is not incorporated by reference in, this prospectus.

Risk Factors

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause you to lose all or part of your investment in the offered securities. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Special Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Forward-looking statements include, but are not limited to, statements about:

•                                          our ability to identify and acquire cash flow generating assets;

•                                          the success of our business strategy;

•                                          our ability to build our commercial infrastructure;

•                                          our ability to successfully commercialize our products;

•                                          our ability to scale-up our manufacturing capabilities and facilities;

•                                          the development of our product candidates;

•                                          the success and timing of our current or future preclinical studies and clinical trials;

•                                          the submission and timing of applications for regulatory approvals;

•                                          the establishment and development of collaborations;

•                                          our ability to identify new potential product candidates;

•                                          our ability to demonstrate through clinical testing the safety and effectiveness of our clinical investigational drug candidates;

•                                          the use of proceeds from any offering;

•                                          our ability to remain listed on The Nasdaq Stock Market;

•                                          our projected financial and operating results;

•                                          our projected capital expenditures; and

•                                          our liquidity.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “likely,” “would,” “expects,” “plans,” “anticipates,”  “intends,” “believes,” “opportunity,” “estimates,” “projects,” “predicts,” “forecasts,” “potential,” “planned” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement, in any related free writing prospectuses that we have authorized for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons that actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Proceeds

Except as described in any prospectus supplement or in any related free writing prospectus that we have authorized for use in connection with a specific offering, we anticipate using the net proceeds to us from the sale of our securities to acquire additional cash flow generating or development assets, investment in select pre-commercial and commercial activities for current or future assets, fund our research and development efforts, including formulation, manufacturing activities and clinical trials, and for general corporate purposes, including working capital. Although we currently have no commitments or agreements to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, our management will have broad discretion as to the allocation of the net proceeds received in any offering and may use these proceeds for that purpose in the future. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

Plan of Distribution

We may sell the offered securities from time to time:

•                                          through underwriters or dealers;

•                                          through agents;

•                                          directly to one or more purchasers; or

•                                          through a combination of any of these methods of sale.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Description of Capital Stock

General

Our Amended and Restated Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. On September 10, 2018, we effected a one-for-ten reverse stock split of our issued and outstanding common stock. The common stock commenced trading on The Nasdaq Global Select Market on a split-adjusted basis upon the open of trading on September 11, 2018. As of September 11, 2018, there were 10,652,935 shares of common stock issued and outstanding and 0 shares of preferred stock issued and outstanding. We may issue shares of our capital stock from time to time in one or more offerings. We will set forth in the applicable prospectus supplement a description of the terms of the offering of capital stock, including the offering price, the net proceeds to us, and other offering material relating to such offering.

Common Stock

Voting Rights

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by stockholders.

Dividends

Common stock holders are entitled to receive dividends declared by the board of directors out of funds legally available for the payment of dividends, subject to the rights, if any, of preferred stock holders. We have never paid a dividend and we do not anticipate paying a dividend in the foreseeable future.

Liquidation

Upon any liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of shares of preferred stock then outstanding.

Rights and Preferences

The holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Stock Options, Restricted Stock Units and Warrants

As of September 11, 2018, there were (i) approximately 14,754 shares of common stock reserved for issuance upon exercise of outstanding stock options under our 2001 Stock Option Plan; (ii) approximately 1,868,972 shares of common stock reserved for issuance upon exercise of outstanding stock options and approximately 12,497 shares of common stock reserved for issuance upon the vesting of outstanding restricted stock units under our 2010 Equity Incentive Plan; and (iii) approximately 502,000 shares reserved for issuance upon exercise of outstanding stock options under our 2018 Inducement Equity Incentive Plan. As of September 11, 2018, approximately 811,227 shares of common stock remained available for issuance under our 2018 Equity Incentive Plan and no shares of common stock remained available for issuance under our 2001 Stock Option Plan, our 2010 Equity Incentive Plan and our 2018 Inducement Equity Incentive Plan. As of September 11, 2018, there were approximately 16,444 shares of common stock reserved for issuance under our 1994 Employee Stock Purchase Plan. Also, as of September 11, 2018, there were 837,000 shares of common stock reserved for issuance under outstanding warrants. The numbers of shares of common stock presented in the foregoing give effect to the reverse stock split.

Anti-takeover effects of Delaware law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Delaware Law”), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

•                                          prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,

•                                          upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned:

•                                          by persons who are directors and also officers, and

•                                          by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

•                                          at or subsequent to such time, the business combination is approved by the board of directors and is authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•                                          any merger or consolidation involving the corporation and the interested stockholder;

•                                          any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•                                          subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                                          any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder, or

•                                          the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person who or which beneficially owns (or within three years did own) 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Amended and Restated Bylaws, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.

The Nasdaq Global Select Market listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “VVUS.”

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•                                          the title of the series of debt securities;

•                                          any limit upon the aggregate principal amount that may be issued;

•                                          the maturity date or dates;

•                                          the form of the debt securities of the series;

•                                          the applicability of any guarantees;

•                                          whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•                                          whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•                                          if the price (expressed as a percentage of the aggregate principal amount thereof) at which such Securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such Securities that is convertible into another security or the method by which any such portion shall be determined;

•                                          the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•                                          our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                                          if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, the Company may at its option, redeem the series of Securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•                                          the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•                                          the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•                                          any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•                                          whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•                                          if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•                                          if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•                                          additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•                                          additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•                                          additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•                                          additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•                                          additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•                                          the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•                                          whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•                                          the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•                                          any restrictions on transfer, sale or assignment of the debt securities of the series; and

•                                          any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•                                          if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•                                          if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•                                          if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•                                          if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•                                          the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•                                          subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•                                          the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•                                          the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•                                          such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request;

•                                          the trustee does not institute the proceeding, and

•                                          the trustee does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer of indemnity.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•                                          to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•                                          to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

•                                          to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•                                          to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•                                          to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•                                          to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•                                          to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•                                          to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•                                          to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•                                          extending the fixed maturity of any debt securities of any series;

•                                          reducing the principal amount, reducing the rate of or extending the time of payment of interest,

•                                          reducing any premium payable upon the redemption of any series of any debt securities; or

•                                          reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•                                          provide for payment;

•                                          register the transfer or exchange of debt securities of the series;

•                                          replace stolen, lost or mutilated debt securities of the series;

•                                          pay principal of and premium and interest on any debt securities of the series;

•                                          maintain paying agencies;

•                                          hold monies for payment in trust;

•                                          recover excess money held by the trustee;

•                                          compensate and indemnify the trustee; and

•                                          appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (“DTC”), or a nominee of DTC (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee of DTC. Please see “Global Securities.”

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

Unless we otherwise indicate in the applicable prospectus supplement, the trustee will be named as the security registrar that we initially designate for any debt securities.

If we elect to redeem the debt securities of any series, we will not be required to:

•                                          issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•                                          register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Description of Warrants

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•                                          the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•                                          the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•                                          the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•                                          the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•                                          the terms of any rights to redeem or call the warrants;

•                                          the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•                                          United States federal income tax consequences applicable to the warrants; and

•                                          any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•                                          to vote, consent or receive dividends;

•                                          receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•                                          exercise any rights as stockholders of VIVUS, Inc.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Description of Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•                                          the title of the series of units;

•                                          identification and description of the separate constituent securities comprising the units;

•                                          the price or prices at which the units will be issued;

•                                          the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•                                          a discussion of certain United States federal income tax considerations applicable to the units; and

•                                          any other terms of the units and their constituent securities.

Global Securities

Book-Entry, Delivery and Form

•                                          A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

•                                          Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

•                                          A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

•                                          If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•                                          an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•                                          an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•                                          an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•                                          an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•                                          the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•                                          we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•                                          the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•                                          financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•                                          if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•                                          if we notify any applicable trustee that we wish to terminate that global security; or

•                                          if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges was as follows for the respective periods indicated:

	For the Six Months Ended June 30,	For the Years Ended December 31,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges(1)	N/A	N/A	1.68x	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges (in thousands)	23,211	30,509	—	93,104	83,276	174,849

(1)         “Fixed charges” are interest expenses which includes amortization of debt expense and discount or premium relating to any indebtedness. “Earnings” are calculated as the sum of (a) loss before income taxes and (b) fixed charges.

We have provided the coverage deficiency amounts for those periods in which the ratios of earnings to fixed charges indicate less than one-to-one coverage. You should read these figures in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

We do not have any preferred stock outstanding as of the date of this prospectus and did not have any preferred stock with required dividend payments during any of the periods presented above. Therefore, there are no preferred dividends included in our calculation of these ratios.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP, San Francisco, California.

Experts

The financial statements and management’s assessment of the effectiveness of our internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, as amended on April 26, 2018, have been so incorporated in reliance on the report of OUM & CO. LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of an offering of our securities, you should refer to the complete registration statement on Form S-3 that may be obtained from the location described below. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including VIVUS, Inc. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:

•                                          our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 14, 2018, as amended in April 26, 2018;

•                                          our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018 filed with the SEC on May 8, 2018 and August 7, 2018, respectively;

•                                          our Current Reports on Form 8-K filed with the SEC on January 8, 2018, January 30, 2018, February 2, 2018, February 6, 2018, March 1, 2018, March 2, 2018, March 13, 2018, April 5, 2018, May 1, 2018, May 4, 2018, May 18, 2018, June 11, 2018, June 19, 2018, July 10, 2018, August 6, 2018, August 9, 2018, August 27, 2018, September 7, 2018 and September 10, 2018 (other than the portions of these reports furnished but not filed pursuant to SEC rules and the exhibits filed on such form that relate to such portions); and

•                                          the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 24, 1994, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 thereof and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person who so requests, including any beneficial owner to whom a prospectus is delivered, a copy of any and all of the documents incorporated by reference (including exhibits to these documents). You may request a copy of these filings, at no cost, by telephoning (650) 934-5200 or writing us at:

Office of the Chief Financial Officer
VIVUS, Inc.
900 E. Hamilton Avenue, Suite 550
Campbell, CA 95008

7,218,750 SHARES OF COMMON STOCK

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

April 1, 2020